Exhibit 10.4

CROGHAN BANCSHARES, INC.

2012 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Croghan Bancshares, Inc. (the “Company”) hereby grants the undersigned Participant an award of restricted Shares (the “Award”), subject to the terms and conditions described in the Croghan Bancshares, Inc. 2012 Equity Incentive Plan (the “Plan”) and this Restricted Stock Award Agreement (this “Award Agreement”).

1.	Name of Participant:

2.	Grant Date: , 20 (the “Grant Date”).

3.	Number of Shares of Restricted Stock: (the “Restricted Stock”).

4.	Vesting: Except as provided in Section 5 of this Award Agreement, and provided that the Participant remains an employee of the Company on the relevant date (each a “Vesting Date”), the Restricted Stock will vest in 5 substantially equal annual installments beginning on the first anniversary of the Grant Date and each of the four subsequent anniversaries of that date.

5.	Accelerated Vesting: If a Participant retires or otherwise terminates employment with the Company prior to any Vesting Date, any unvested Restricted Stock will be forfeited. Notwithstanding the foregoing, if prior to any Vesting Date:

(a)	Death; Disability. The Participant dies or becomes Disabled, all unvested Restricted Stock will immediately vest on the date of death or Disability.

(b)	Change in Control. The Participant’s service is terminated by the Company (other than for Cause) within two years following a Change in Control, any unvested Restricted Stock will immediately vest on the date of such termination.

6.	Transferability: Until the Restricted Stock vests as described in this Award Agreement, the Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or by the laws of descent and distribution and in accordance with Section 8(b) of this Award Agreement.

7.	Settlement: If the applicable terms and conditions of this Award Agreement are satisfied, the Restricted Stock will be released from any transfer restrictions or delivered to the Participant as soon as administratively feasible after all applicable restrictions have lapsed.

8.	Other Terms and Conditions:

(a)	Rights Before Vesting. Before the Restricted Stock vests, the Participant (i) may exercise full voting rights associated with the Restricted Stock; and (ii) will be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock, provided that any dividends or other distributions paid in Shares will be subject to the same restrictions, terms and conditions as the Restricted Stock to which the dividends or distributions relate.

(b)	Beneficiary Designation. The Participant may name a beneficiary or beneficiaries to receive any Restricted Stock settled after the Participant’s death by completing a “Beneficiary Designation Form” in a form provided by the Company. The Beneficiary Designation Form does not need to be completed upon execution of this Award Agreement and is not required to be completed as a condition of receiving the Restricted Stock. However, if the Participant dies without completing a Beneficiary Designation Form or if the Participant does not complete the form correctly, the Participant’s beneficiary under this Award Agreement will be the Participant’s surviving spouse or, if the Participant does not have a surviving spouse, the Participant’s estate.

(c)	Tax Withholding. The Company or an Affiliate, as applicable, will have the power and right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to this Award of Restricted Stock. This amount may be: (i) withheld from other amounts due to the Participant, or (iii) collected directly from the Participant.

(d)	Governing Law. This Award Agreement will be construed in accordance with, and governed by, the laws (other than laws governing conflicts of laws) of the State of Ohio.

(e)	Entire Agreement. This Award Agreement, along with the Plan, constitutes the entire agreement between the Company and the Participant regarding the subject matter of this Award Agreement. All representations of any type relied upon by the Participant and the Company in making this Award Agreement are specifically set forth herein, and the Participant and the Company each acknowledge that they have relied on no other representation in entering into this Award Agreement. No change, termination or attempted waiver of any of the provisions of this Award Agreement will be binding upon any party hereto unless contained in a writing signed by the party to be changed.

(f)	Restricted Stock Subject to the Plan. The Restricted Stock is subject to the terms and conditions described in this Award Agreement and the Plan, which is incorporated by reference into and made a part of this Award Agreement. In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern. The Company has the sole responsibility for interpreting the Plan and this Award Agreement, and its determination of the meaning of any provision in the Plan or this Award Agreement will be binding on the Participant. Capitalized terms that are not defined in this Award Agreement have the same meaning as in the Plan.

(g)	Requirements of Law. This Award Agreement and the grant of Restricted Stock is subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system, if applicable. No Restricted Stock will be issued pursuant to the Award unless, at that time, such issuance: (i) is the subject matter of an effective registration statement filed under the Securities Act of 1933, as amended, and all applicable state securities laws, or (ii) qualifies for an exemption from registration under the Securities Act of 1933, as amended, and applicable state securities laws, to the extent necessary.

(h)	Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

PARTICIPANT	CROGHAN BANCSHARES, INC.

By:
Signature	Title:

Date:	Date: